Exhibit 10.1

Execution Version

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

DATED SEPTEMBER 7, 2010

This Amendment No. 1 (this “Amendment”) to that certain Purchase Agreement (as defined herein), dated as of October 13, 2010, is by and among Joseph A. Sperske, in his capacity as the Seller’s Representative (the “Seller’s Representative”), Mine Safety Appliances Company, a Pennsylvania corporation (“MSA”), and Fifty Acquisition Corp., a Nevada corporation (“FAC”).

RECITALS

WHEREAS, the Seller’s Representative, MSA, FAC, General Monitors, Inc., a Nevada corporation (the “Seller”), Robert DePalma, Darin Brame, George Purvis, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Joseph A. Sperske, as trustee for the Joseph A. Sperske Revocable Trust, and Phillip A. Robbibaro and Michelle Robbibaro, as trustees for the Robbibaro Family Trust are all party to that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of September 7, 2010;

WHEREAS, pursuant to the terms of the Purchase Agreement, Seller was to transfer title to certain real property in Singapore at the Closing;

WHEREAS, Seller is unable to locate the original Subsidiary Strata Certificate of Title Volume 399 Folio 72 and the original Subsidiary Strata Certificate of Title Volume 399 Folio 78 for the transfer of 2 Kallang Pudding Road #09-15 and #09-16 Singapore 349307; and

WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Purchase Agreement.

Section 2. Amendments to Purchase Agreement. Effective as of the date hereof, the Purchase Agreement shall be amended by adding the following to the Purchase Agreement:

(a) “Transfer of Singapore Real Property. Seller shall use commercially reasonable efforts to obtain replacements for the original Subsidiary Strata Certificate of Title Volume 399 Folio 72 and the original Subsidiary Strata Certificate of Title Volume 399 Folio 78 (collectively, the “Replacement Certificates”) in order to be able to file the transfer documents with the Singapore Land Authority to transfer the ownership of the real property located at 2 Kallang Pudding Road #09-15 and #09-16 Singapore 349307 (the “Singapore Real Property”)

from Seller to FAC. If the Singapore Real Property transfer from Seller to FAC is not completed through the filing of the transfer documents (along with such Replacement Certificates) with the Singapore Land Authority within one (1) year of the Closing Date, FAC shall be entitled to make a claim for Damages from the Seller Parties under the Purchase Agreement and under the Escrow Agreement, and any such claim for Damages shall not be subject to the Deductible Amount set forth in Section 5.1(c). Notwithstanding the foregoing, Buyer covenants that it will have the Purchase Agreement, which includes the Singapore Real Property transfer, stamped by the applicable Singapore authority and any associated stamp fee paid within thirty (30) days of the Closing Date.”

(b) “Consents. With respect to any consents which Buyer indicated to Seller were required for Closing and which were not obtained at or prior to Closing, Seller and Seller’s Representative shall assist Buyer after Closing in every reasonable effort to obtain such consents.”

Section 3. References. From and after the date hereof, any reference to the Purchase Agreement contained in any notice, request, certificate or other instrument, document or agreement shall be deemed to include this Amendment unless the context shall otherwise require.

Section 4. Continued Effectiveness. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Purchase Agreement, or any amendment or addendum thereto, and the Purchase Agreement will remain unchanged and in full force and effect. In the event of any conflict between the Purchase Agreement and this Amendment, this Amendment shall prevail.

Section 5. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

JOSEPH A. SPERSKE, as Seller’s Representative

/s/ Joseph A. Sperske

MINE SAFETY APPLIANCES COMPANY

By:	/s/ Dennis L. Zeitler
Name:	Dennis L. Zeitler
Title:	Senior Vice President

FIFTY ACQUISITION CORP.

By:	/s/ Dennis L. Zeitler
Name:	Dennis L. Zeitler
Title:	Treasurer

Signature Page to Amendment No. 1 to the Asset Purchase Agreement